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                                                                    Exhibit 99.9


                         PRG-Schultz International, Inc.
                            2300 Windy Ridge Parkway
                              Suite 100 North Tower
                             Atlanta, GA 30339-8426

                                                        August 16, 2002


Berkshire Fund V Investment Corp. and
Berkshire Investors LLC
c/o Berkshire Partners LLC
One Boston Place
Boston, MA 02100-4401

     Re:  Execution of Closing Documents
          ------------------------------

Ladies and Gentlemen:

     This letter will confirm our understanding that, in connection with the Stock Purchase Agreement, dated as of August 16, 2002, made between Berkshire Fund V Investment Corp., Berkshire Investors LLC, and the individuals identified therein as Sellers (the "STOCK PURCHASE AGREEMENT"), PRG-Schultz International, Inc. ("PRG") hereby agrees to execute at the date of the Closing under the Stock Purchase Agreement (the "CLOSING DATE") the documents set forth below, PROVIDED, that they are each in the form of the applicable exhibit to the Stock Purchase Agreement and that all of the conditions to Closing in the Stock Purchase Agreement have been satisfied or, if waived, PRG shall have consented to such waiver:

     1. The Investor Rights Agreement to be made as of the Closing Date, by and among PRG, Berkshire Fund V Investment Corp., Berkshire Investors LLC, and Blum Strategic Partners II, L.P.;

     2. The Registration Rights Agreement to be made as of the Closing Date, by and between PRG, Berkshire Fund V Investment Corp., and Berkshire Investors LLC;

     3. The Subordination Agreement to be made as of the Closing Date, by and among PRG, Berkshire Fund V Investment Corp., and Berkshire Investors LLC;

     4. The Consent and Amendment Agreement, dated August 16, 2002, by and among PRG, Howard Schultz & Associates International, Inc., the Sellers, John M. Cook, and John M. Toma; and

     5. The Management Rights Letter addressed from PRG to the Berkshire entities.


                            [SIGNATURE PAGE FOLLOWS]
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August 16, 2002
Page 2

                                     Very truly yours,

                                     PRG-Schultz International, Inc.


                                     By: /s/ Clinton McKellar, Jr.
                                         ---------------------------------------
                                     Name: Clinton McKellar, Jr.
                                     Title: Senior Vice President, General
                                            Counsel and Secretary